UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2002

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)	95207 (Zip Code)

(209) 926-3300
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit 16.1

Item 4. Changes in Registrant’s Certifying Accountant.

On June 4, 2002, Pac-West Telecomm, Inc. (the Company) dismissed its independent auditors, Arthur Andersen LLP (Arthur Andersen), and engaged the services of KPMG LLP (KPMG) as its new independent auditors for its current fiscal year ending December 31, 2002. The Company’s Board of Directors authorized the dismissal of Arthur Andersen and the engagement of KPMG.

Arthur Andersen provided auditing services to the Company since 1996. During this time, which specifically includes the two most recent fiscal years ended December 31, 2000 and December 31, 2001, and the subsequent interim period through June 4, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditors scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports issued by Arthur Andersen on the consolidated financial statements of the Company as of and for the years ended December 31, 1999, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Arthur Andersen is attached hereto as Exhibit 16.1, indicating its concurrence with the disclosures in this and the preceding paragraphs of this 8-K/A.

During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through June 4, 2002, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

2

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit
Number

16.1	Letter of Arthur Andersen LLP regarding change in independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 20, 2002.

PAC-WEST TELECOMM, INC.

/s/ Wallace. W. Griffen Wallace W. Griffin Chairman and Chief Executive Officer

3